                                                                    Exhibit 23.5



                    CONSENT OF ROBERT A. STANGER & CO., INC.



     We hereby consent to the references to our firm under "The Merger -- Fairness Opinion from Stanger" in the Information Statement and Prospectus which is a part of this Registration Statement and to the other references to our firm therein.




                                  /s/ ROBERT A. STANGER & CO., INC.



August 7, 1998
Shrewsbury, New Jersey